MESSAGE
FROM THE CEO

Dear Colleagues:

Since I joined Marsh & McLennan Companies (the “Company”) in January 2008, you may have heard me talk about the importance of “the greater good.” I believe that each of us has the responsibility to think beyond our individual business concerns and consider how we can help advance the broader interests of our colleagues, our clients, our shareholders and our communities.

The most fundamental way of advancing the greater good is by holding ourselves to the highest ethical standards. Integrity, a core value of our Company, is the foundation for everything that we do.

In a complex world, the right course of action may not always be clear. A decision you are wrestling with may depend upon interpretations of law, ethical judgment calls or evaluations of risk. In the process of arriving at a solution, I don’t want you to feel that the responsibility to evaluate such issues rests upon your shoulders alone. In my life, when faced with tough decisions, I have always found that the outcome is better when I have sought the advice of other people. I encourage you to do the same. A whole company stands behind you to provide support and guidance.

Our new Code of Conduct, entitled The Greater Good, is designed to help you understand the legal, ethical and risk issues that may arise in your job. It outlines the basic responsibilities of colleagues, the enhanced responsibilities of leaders, and summarizes key elements of the Company’s policies designed to ensure lawful and ethical conduct. These are the non-negotiable standards that apply to all of us, regardless of where you work within our Company.

But that is just the beginning. Beyond The Greater Good, there are many resources available to help you identify potential issues and determine the right course of action. Use those resources. If you have a concern about a transaction or another issue in the workplace, I want you to speak up. Talk to your manager. Speak with one of our compliance, legal or human resource specialists or use the Ethics & Compliance Line. And my door is always open. By raising concerns, you enable us to solve a problem together. I assure you that I will not tolerate any form of retaliation against anyone who raises a concern in good faith.

Our key relationships all depend on trust. In every transaction, and in every encounter with a client, a colleague, a supplier or a regulator, you have an opportunity to enhance our reputation for integrity or to tarnish it. I am counting on you, as you do your work every day, to protect our good name and help grow our Company by following the principles of our Code, The Greater Good.

Brian Duperreault
President and Chief Executive Officer
Marsh & McLennan Companies, Inc.

OUR MISSION

Marsh & McLennan Companies is a professional services firm, committed to assist our clients in the protection and enhancement of value through advice and solutions in risk, strategy and human capital.

OUR VISION

We will be widely recognized as one of the world’s elite business enterprises – the preeminent provider of professional services.

We will provide our clients with the most valuable ideas, services and solutions.

We will provide our colleagues with opportunities to grow, contribute and thrive.

We will achieve sustained growth in earnings.

We will achieve significant and sustained growth in shareholder value.

OUR VALUES

CLIENTS

We will deliver exceptional value to clients on a global basis by meeting or exceeding our clients’ requirements and by innovating to meet emerging client needs in a manner that promotes shareholder value over time.

INTEGRITY

We will conduct business consistent with the highest ethical and professional standards and we will not tolerate behavior that deviates from those standards. We will act with integrity, honesty, courage and mutual respect.

COLLEAGUES

We will make Marsh & McLennan Companies a great place to work for outstanding people by treating all of our colleagues as valued partners, in the spirit of collaboration, engagement and inclusion. We will empower people, hold them accountable for results, and reward them based on their performance as individuals, as teams and as part of our Company.

EXECUTION

We will focus our efforts and consistently deliver on our commitments to clients, shareholders and colleagues. We will ensure alignment around goals, cost discipline and P&L accountability.

TABLE OF CONTENTS

BUILDING TRUST BY DOING THE RIGHT THING

6

We act with integrity

9

Leaders have additional responsibilities

BUILDING TRUST WITH COLLEAGUES

11

Treat others with respect

11

We treat others as we would want to be treated

13

We provide a safe and healthy workplace

13

We respect privacy and personal information

BUILDING TRUST WITH CLIENTS

20

Treat clients fairly

16

We are honest and professional

18

We protect client information

20

We comply with the special requirements of government clients

22

Compete ethically

22

We comply with competition laws

24

We do not bribe

26

We put clients’ interests first when helping them choose suppliers

BUILDING TRUST IN THE COMPANY

28

Know our business partners

28

We comply with laws governing international trade

29

We work to prevent money laundering and financial crimes

31

We build strong relationships with our suppliers

32

Manage conflicts of interest with integrity

32

We manage business conflicts of interest with fairness and integrity

34

We are transparent about potential personal conflicts of interest

35

We use good judgment when giving or accepting gifts or entertainment

37

We do not trade on or disclose inside information

38

Safeguard Company assets and information

38

We use Company assets prudently

40

We maintain accurate business records and sound internal controls

41

We communicate honestly and professionally with investors and the public

BUILDING TRUST WITH COMMUNITIES

44

Exercise good citizenship

44

We give back to our communities

45

We are environmentally responsible

46

We act responsibly in the political process

Images in this Code were taken from the film “Faces of Marsh & McLennan Companies.”

BUILDING TRUST
BY DOING THE
RIGHT THING

We act with integrity.

Each one of us must take individual responsibility for acting with integrity at all times, even when this means making difficult choices. This is the bedrock principle of acting for the greater good.

MAKE SURE YOU

•

Obey all laws and regulations that apply to your work.

•

Understand and adhere to the letter and spirit of this Code and Company policy.

•

Take all required training to understand your responsibilities.

•

Act honestly in all your business dealings.

•

Speak up if you have a concern about any work-related behavior that may be a violation of the law, this Code or Company policy. Raise concerns with your managers at any level, or with Compliance, Legal, Human Resources, or through the Ethics & Compliance Line.

•

Cooperate in internal and external audits and investigations by fully and truthfully providing information and by preserving all materials that might be relevant.

AS YOU MAKE A BUSINESS DECISION, ASK YOURSELF

•

Is it legal?

•

Is it consistent with this Code and Company policy?

•

Is it based on a thorough understanding of the risks involved?

•

Will it maintain trust with clients, shareholders, regulators and colleagues?

•

Would it maintain our good reputation if it appeared on television, the newspaper or the internet?

If the answer to any of these questions is no, stop and speak up.

SPEAKING UP

You and your colleagues are certain to encounter difficult choices, and everyone makes mistakes from time to time. At Marsh & McLennan Companies, we are dedicated to choosing our actions with care and fixing mistakes promptly. Do not hesitate to raise concerns or seek guidance. Your fast action helps all of us retain and build trust.

As an alternative to raising concerns with or seeking guidance from a manager, Legal, Compliance or Human Resources, you may use the Ethics & Compliance Line. The Line allows you the option of raising a concern or seeking guidance online or with a phone call. If you wish, you may remain anonymous (except in a small number of countries where the law does not allow an anonymous call). Please go to www.compliance.mmc.com or www.EthicsComplianceLine.com for detailed instructions.

NO RETALIATION

We will not tolerate retaliation against any colleague who raises a concern about a violation of the law, this Code or Company policy in good faith. Examples of retaliation may include termination, a reduction in pay, a negative change in job responsibilities, intimidation or any other material change in a colleague’s conditions of employment. A colleague who makes an allegation he or she believes to be false is in violation of this Code and is subject to disciplinary action in accordance with local laws and internal procedure. Also, reporting a concern does not relieve a colleague of accountability for misconduct.

Question

My manager recently notified me that something I was doing was in violation of the Code. I had no idea I was doing something wrong. Can I be held accountable even though I was unaware of the rule?

Answer

You are expected to read, understand and follow the principles in the Code and all Company policies. Whenever you encounter something in the Code or a policy that seems unclear or difficult to carry out, you must seek guidance from a manager or Compliance, Legal or Human Resources. Our reputation for integrity is our most valuable asset. To protect that asset, it is essential that you follow the principles set out in the Code and the policies.

Question

I have a problem: I believe a colleague is doing something in violation of the Code, but I’m reluctant to say anything about it to my manager because my colleague and my manager are friends. I’m also worried I will be branded an “informer” by my colleagues. What should I do?

Answer

You have a duty to speak up when you are aware of a violation of the Code. Our shareholders expect, and have a right to expect, we will manage their company ethically. But there may be times when it would be appropriate to raise the concern with someone other than your manager. You can make a confidential call (or send a confidential web message) to our Ethics & Compliance Line. Go to www.compliance.mmc.com or www.EthicsComplianceLine.com for instructions on using the Line. You may keep your call or message to the Line anonymous if you wish (except in a small number of countries where anonymity is not permitted by law). Remember: the Company will not tolerate retaliation in any form against a colleague who speaks up in good faith.

ACCOUNTABILITY

This Code applies to all directors, officers, employees and temporary employees (“colleagues”) of the Company and its subsidiaries worldwide. We also hold our agents, subcontractors and suppliers to high standards of integrity by requiring them to comply with relevant aspects of our compliance policies. No colleague may use a third party to do something prohibited by this Code. Colleagues who violate the law, this Code or Company policy are subject to disciplinary action in accordance with local laws and internal procedure.

Marsh & McLennan Companies will waive application of the policies in this Code only if the Company decides that it is justified by the circumstances. A waiver will be granted only under limited circumstances.

Only the Audit Committee of the Marsh & McLennan Companies Board of Directors may approve a waiver of this Code for the Company’s directors and senior executive officers. Waivers must be properly disclosed as required under applicable laws or regulations.

IF LAWS CONFLICT

Because we operate in many countries, laws will sometimes conflict with each other or with this Code or Company policy. If you encounter such a conflict, consult with Compliance or Legal before deciding how to act.

“WATCH OUT FOR”

We will inevitably face difficult situations in our work. Under the heading “Watch Out For,” most of the sections of this Code list temptations, pressures or “red flags.” These things to “Watch Out For” should alert you to the potential problems inherent in the choices you are facing and signal the need to speak up or seek guidance. For example, watch out for:

•

Temptations to compromise integrity for revenue;

•

Pressures to get things done before knowing the risks involved or what the law, this Code or Company policy require;

•

Excuses for sacrificing integrity, such as “our competitors do it;” or

•

Assumptions that “someone else” will address a problem or that management already knows about it.

When you come across a red flag, speak up: talk to a manager, Compliance or Legal.

“TO LEARN MORE”

Colleagues can visit The Greater Good website to find policies and materials listed under the “To Learn More” heading.

Leaders have additional responsibilities.

If you manage others, you must lead by example. Hold yourself to the highest standards of conduct and make those standards clear to those who report to you. Create an atmosphere that encourages open and honest communication. Take an active role in understanding the risks inherent in your colleagues’ work and give effective guidance when needed.

MAKE SURE YOU

•

Communicate the letter and spirit of this Code to those who report to you and to your other colleagues. Make sure that those who report to you are trained in Company policy and procedures.

•

Take an active role in assuring the quality of the work product of those who report to you and in the fairness and honesty of their communications with clients, colleagues and other business partners.

•

Use adherence to this Code and Company policy as a factor when you evaluate and recommend compensation for those who report to you.

•

Communicate to those you supervise that your door is always open for them to report a mistake or conflict of interest, raise a concern or discuss a difficult business choice. At the same time, make it clear that they are free to report concerns through other channels as well.

•

Respond quickly and effectively to concerns colleagues raise.

•

Take prompt remedial action when mistakes or misconduct are discovered.

•

Notify Compliance or Legal when you encounter a potential violation of the law, this Code or Company policy.

•

Make appropriate disclosure to clients or other business partners when mistakes occur or when conflicts of interest arise, after consulting with a manager or with Compliance or Legal.

Question

My supervisor says that we should always bring our concerns directly to her and has suggested she will “make problems” for anyone who reports “over her head.” Is that OK?

Answer

No. She is in violation of Company policy if she is trying to prevent you from using other reporting channels. While it is often best to raise an issue with your supervisor first, you may sometimes be unable to do so, or believe doing so is not appropriate. You are free to communicate the concern to another supervisor, Compliance, Legal, Human Resources or by using our Ethics & Compliance Line. If your supervisor disciplines you, assigns you unpleasant work, or otherwise treats you differently because you chose to report through another channel, then she may be in violation of our anti-retaliation policy and you should report that behavior.

Question

I’m a manager. If I observe misconduct in an area not within my responsibility, should I raise a concern?

Answer

Yes. Managers, like all Company colleagues, must speak up if they have a concern about any work related behavior that may be a violation of the law, the Code or Company policy. All colleagues, including managers, may raise concerns with their managers at any level, with Compliance, Legal, or Human Resources or through the Ethics & Compliance Line.

BUILDING TRUST WITH
COLLEAGUES

TREAT OTHERS WITH RESPECT

We treat others as we would want to be treated.

Marsh & McLennan Companies is committed to maintaining an inclusive, equal opportunity work environment that respects the dignity of all colleagues and business partners regardless of background and personal characteristics. The unique contribution of every colleague is fundamental to driving the overall success of the Company.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Treat others respectfully and professionally.	•	Comments, jokes or materials, including emails, which others might consider offensive.	•	Diversity at Marsh & McLennan Companies
•	Promote diversity in hiring and other employment decisions.	•		•
•

Do not discriminate against or harass a colleague on the basis of race, color, religion, national origin, age, disability, military service, marital status, sexual orientation or any other characteristic protected by law or Company policy.

•	Do not sexually harass a colleague. Sexual harassment includes sexual advances, inappropriate references to sex or conduct of a sexual nature.
•	Do not verbally abuse, threaten, taunt, intimidate or bully a colleague.

Question

One of my coworkers sends emails containing sex jokes and comments that make fun of certain nationalities. They make me uncomfortable, but no one else has spoken up about them. What should I do?

Answer

You should speak up immediately to a manager or to Human Resources, as sending such jokes may violate Company policies about the use of email and our standards on harassment and discrimination. By doing nothing you could be condoning discrimination or tolerating beliefs that can seriously erode the team environment that we have all worked hard to create.

Question

While on a business trip, a colleague repeatedly asked me out for drinks and commented several times on my appearance in a way that disturbed me. Is it harassment, since we weren’t in the office when it happened?

Answer

This type of conduct is not tolerated in any work-related situation, including business trips. You should report the problem to Human Resources or a manager. Also, if you feel comfortable doing so, you could tell your colleague you find his or her actions inappropriate and unwelcome.

Question

I think a colleague that works near me has been coming to work drunk. What should I do?

Answer

This can be a safety issue; it is also a performance and a reputation issue. The best thing that you can do for everyone, including your coworker, is to report your concern to your supervisor or to Human Resources.

Question

I saw two employees in another area having an argument, and one threatened the other with violence. A friend of mine from that area says that s just how they deal with each other in that unit. I’m uncomfortable speaking up, but the emotions seemed pretty real to me. Should I report the threat or not?

Answer

Report the threat immediately to your supervisor or to Human Resources. When safety is at issue, err on the side of caution.

We provide a safe and healthy workplace.

Marsh & McLennan Companies is committed to providing a safe and healthy workplace for colleagues and visitors to our facilities. Each of us is responsible for acting in a way that protects ourselves and others.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Observe the safety, security and health rules and practices that apply to your job.	•	Unsafe practices or work conditions, such as using handheld devices while driving.	•	Workplace Violence Prevention Policy
•	Do not touch anyone in a violent or unwelcome manner in the workplace or while conducting Company business.	•	Lax enforcement of security standards, such as facility entry procedures and password protocols.	•	Global Security at Marsh & McLennan Companies
•	Never sell, possess or use illegal drugs in the workplace or while conducting Company business.
•	Do not come to work or conduct Company business while intoxicated or under the influence of illegal drugs or alcohol.
•	Immediately address and report risks to safety and security and any workplace accident or injury to a member of management, Human Resources or Global Security.

We respect privacy and personal information.

Colleagues place their trust in each other. We safeguard our colleagues’ confidential information. This includes information we collect and process for Human Resources, recruiting, remunerating and training colleagues, managing individual performance, administering benefits and providing occupational health and safety.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Understand and adhere to the law and Company policy on the use, protection and retention of information about colleagues.	•	Unintentional exposure of confidential colleague information in public settings, such as during phone calls or while working on your laptop.	• •	Personal Information Policy Records Retention Policy
•

Learn about the types of information given heightened protection by the law and Company policy (such as personally identifiable information, social security numbers and bank account numbers) and protect them through appropriate means (such as encryption or other types of limited access).

•	Consult Compliance, Human Resources or Legal if a law enforcement or regulatory authority or any other person outside the Company requests colleague information.
•	Immediately report any loss or inadvertent disclosure of colleague information to a manager.

Question

My best friend happens to work in the Company’s payroll department and has access to employee information. I’m planning a party and would like to send invitations to the homes of several coworkers. Can I ask her to get me their addresses?

Answer

No. This is a breach of privacy and could result in disciplinary action for both you and your friend. You should look up the addresses on the internet or ask the coworkers directly.

BUILDING TRUST WITH
CLIENTS

TREAT CLIENTS FAIRLY

We are honest and professional.

We treat clients fairly. We work to understand and meet our clients’ business needs, while always remaining true to our own ethical standards. We tell the truth about our services, capabilities and compensation. We do not make promises we cannot keep. In short, we treat our clients as we would want to be treated.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Treat each client fairly and honestly.	•	Any request by an employee of a client for an arrangement that personally benefits the employee rather than the client itself.	•	Reporting Claims and Potential Errors and Omissions
•	Document the terms of client relationships and engagements according to your Operating Company’s procedures.	•	Any client’s request for an arrangement that is not clearly legal or that could harm the Company’s reputation.	•	Business Conflicts of Interest Policy
•	Develop and deliver products and services according to your Operating Company’s procedures, including appropriate reviews to ensure high quality.	•	Pressures from colleagues or managers to cut corners on quality or delivery standards.	•	Gifts and Entertainment Policy
•	Promptly raise any concern about a potential error, omission, missed deadline or defect in quality with a manager or Legal.	•	Temptations to tell clients what you think they want to hear rather than the truth. If a situation is unclear, present a fair and accurate picture to the client as a basis for decision.	•	Insurance Compensation and Disclosure Policy
•	Report actual or potential legal claims, law suits and errors and omissions to Legal by using your Operating Company’s “Report to Counsel” form.	•	Any request by a client or third party to share our revenues, if doing so would violate local licensing or other laws or regulations.	•	Operating Company Professional Standards
•	Promptly raise any potential conflict of interest between clients, or between a client and the Company, with a manager and Compliance.	•	Comments from clients that may be considered offensive or disrespectful to others.
•	Comply with all licensing and other legal requirements that apply to your work.
•	Never follow a client’s request to do something unethical or unlawful. If you are uncertain of the right course, consult a manager, Compliance or Legal.

Question

One of my clients is asking me to go way outside the scope of our engagement agreement. They’re a very important client, and I want to keep them happy. What should I do?

Answer

Significant changes in the scope of work should be documented and approved by the client. Of course, if the requests are for something illegal or inappropriate, you must not help, even if it “keeps them happy.”

Question

I’m on a tight deadline preparing a report for a client. The report includes some information we collected. I’ve reviewed most of it, and it seems fine. Can I just assume the rest of it is OK, so I have a chance of meeting the deadline?

Answer

Your reputation and ours are tied to everything we deliver to clients. When you inform them that the information you’re providing is accurate, you must be certain that it is. Failing to do so, could lead to harm for both you and the Company.

Question

I’ve discovered that I made an error in billing my time to a client. It’s a minor error, given the scope of the project, and it will make us look bad if I point it out. Can I just adjust future billings accordingly?

Answer

You should notify the Finance Department and the client and agree how to correct the error. This is the right thing to do, complies with Company policies and may in fact build trust because of our honesty.

Question

My client has asked me for information about one of her competitors, who happens to be another client of the Company. What should I tell her?

Answer

You must politely but firmly say we cannot discuss anything about one client with another client. Be aware of the temptation to discuss things you believe are widely known. Put yourself in the shoes of the Company’s other client and ask yourself whether it would build trust with that client if he or she became aware you had been discussing the client’s business with a competitor.

Question

I walked past a coworker’s desk this morning. She was in a meeting in the conference room, but highly confidential information about one of her clients was open on her desk. This isn’t the first time she’s done that. What should I do?

Answer

You should talk to her or your supervisor about it. Safeguarding confidential information is everybody’s responsibility

We protect client information.

Clients place their trust in us. In the course of prospecting a client’s business or providing services to our clients, we are routinely provided with confidential, proprietary, non-public and/or trade secret information that is required in order for us to do what our clients seek. When this occurs, we maintain and safeguard this information securely, so that it is not improperly or insecurely disclosed or used.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Understand and adhere to the law, Company policy and client agreements on the use, protection and retention of information from or about clients.	•	Requests by clients for information about other clients.	•	Personal Information Policy
•

Learn about the types of information given heightened protection by the law and Company policy (such as personally identifiable information, social security numbers and bank account numbers) and protect them through appropriate means (such as encryption or other types of limited access).

		•	Unintentional exposure of client information in public settings such as on phone calls or while working on your laptop.	•	Acceptable Use of Information Assets Policy
•	Use and disclose client information only for legitimate business purposes as specifically authorized by the Company’s Personal Information Policy.			•	Records Retention Policy
•	Consult Legal or Compliance if a law enforcement or regulatory authority or any other person outside the Company requests client information.
•	Only share client information within the Company if you have made sure it will be appropriately protected.
•	Protect information assets according to our Acceptable Use of Information Assets Policy; protect your passwords and travel only with encrypted laptops and password-protected portable devices.
•	Immediately report all incidents involving the suspected or actual loss, theft, unauthorized disclosure or inappropriate use of client information to both your local IT help desk and Compliance.

We comply with the special requirements of government clients.

The Company is committed to meeting the many special legal, regulatory and contractual requirements that apply to government-related work around the world. These requirements may apply to bidding, accounting, invoicing, subcontracting, employment practices, contract performance, client service, gifts and entertainment, and other matters. Also, the Company may be legally obligated to impose these requirements on any agents or subcontractors we bring in to help with the work.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Determine in every case whether the client you are working with is a government-related entity.	•

Businesses such as airlines, oil companies, financial institutions, telecommunications providers and others, which may be owned or controlled by a government, in whole or in part, and subject to special rules.

				•	Improper Payments Policy
•	Follow all laws, regulations, contractual provisions and other rules applicable to the business relationship between the Company and each government client you work with.	•

Laws, regulations or rules governing the Company’s relationship with a government client, which sometimes are not readily accessible. Whenever possible, ask the government client to inform you of requirements of this kind.

				•	Working with Governments Policy
•	Understand the rules about gifts, entertainment, travel and lodging of each government client you work with, as they may be very different from the rules of your other clients.

The temptation to provide otherwise reasonable entertainment to a government client – such as a business meal – before learning that client’s rules on entertainment. Some government clients have rules that prohibit or limit entertainment.

				•	Gifts and Entertainment Policy
•

Clearly communicate all special requirements of each government client to all colleagues, agents, subcontractors and other business partners involved in the work, and establish processes to assure they will follow those rules.

•	Understand and adhere to Company policy and guidance in this area, including the policies on Improper Payments, Working with Governments and Gifts and Entertainment.

Question

I’m in a meeting with government clients, which is running longer than planned, and they’ve missed their flight back home. There are no more flights for a number of hours. Can I buy them dinner since we’re still working in the Company’s office?

Answer

When dealing with government clients, the Code requires you to become familiar with all special rules relating to our service for those clients. This includes any special rules the client may have, or the law may require, about providing meals or other gifts, entertainment or hospitality. If you find yourself in a situation like the one in the question and you don’t know what the rules are, ask the client directly whether providing the meal is permissible. In any event, use good judgment and if you choose to provide a modest meal, report it promptly afterward to Compliance, in accordance with our Gifts and Entertainment Policy.

Question

An acquaintance at a competitor just phoned me to ask that I meet him for drinks to discuss opportunities to support each other.” Is it OK for me to go, if I go just to listen?

Answer

Before agreeing to meet, you should talk to Legal, who can give you guidance on the subject areas that would be prohibited under competition laws. While competitors sometimes cooperate in ways that are legal, you need to be aware of the possibility the competitor will direct the conversation into areas that are not permissible.

Question

I used to work for a competitor. My team members have asked me to brief them on my former company s proposal strategies. Is this OK?

Answer

If the proposal strategies are not a matter of public record, you may be improperly divulging the competitor’s confidential proprietary information. In order to understand the boundaries between what you can and cannot talk about, contact Compliance, Legal or Human Resources to discuss the matter.

COMPETE ETHICALLY

We comply with competition laws.

Marsh & McLennan Companies is committed to competing vigorously and fairly for business by providing superior products and services — not by engaging in improper or anti-competitive practices. We comply with all laws related to competition, antitrust and obtaining competitive information in the countries in which we do business.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Do not engage in anti-competitive behavior, particularly including:	•	Temptations to engage in informal conversations with competitors about competitively sensitive information. A conversation may be a breach of competition law whether it is formal or informal.	•	Competition Policy
-

Collusion — when companies secretly communicate or agree on how they will compete. This may include agreements or exchanges of information on pricing, terms, wages or allocations of clients or market segments.

		•	Use or dissemination of non-public information about competitors from new hires or candidates for employment.	•	Business Conflicts of Interest Policy
-	Bid-rigging — when competitors manipulate bidding to limit fair competition. This may include comparing bids, agreeing not to bid, or knowingly submitting noncompetitive bids.		Participation in a trade, industry or professional group that becomes a forum for reaching unlawful agreements or improperly exchanging competitively sensitive information.
-	Tying — when a company with market power forces customers to take products or services they do not want or need.
-

Predatory pricing — when a company with market power sells a product or service below cost so as to eliminate or harm a competitor, intending to raise prices after the competitor has been eliminated or harmed.

•	Also refrain from:
-

Engaging in discussions, or formally or informally agreeing with the Company’s competitors, concerning any competitively sensitive matter, including such areas as the compensation we collect or other terms of how we do business.

-	Sharing the Company’s competitively sensitive information with a competitor.
-	Sharing competitively sensitive information of clients or third parties with their competitors.
-	Coordinating or discouraging bidding for a client’s business.
-	Obtaining competitively sensitive information through improper means.

We do not bribe.

Improper influence may take many forms. Cash, gifts, meals, travel, entertainment, loans, charitable contributions, political contributions or offers of employment may all be used inappropriately in attempts to influence business decisions or government action. Regardless of the form, we do not bribe or use any other means to improperly influence the decisions of clients, potential clients or government officials. We do not offer or provide bribes directly or through a third party. We do not bribe even where it might be a generally accepted practice, when competitors do so, or for any other reason.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•

Do not give, offer or promise anything of value to a client, prospective client or government official unless it is legal, reasonable, and free of any intent or understanding or appearance that it will or could influence a business decision or government action.

		•	Requests for payments to a country or a party unrelated to a transaction, or for payments in cash.	•	Improper Payments Policy
•	Follow our rigorous due diligence processes when engaging agents who represent us or third parties who introduce clients to us, and oversee their activity for the duration of any agreement.	•	Third parties or agents who are deemed valuable for their personal ties rather than for their services, or who request compensation out of proportion to the value of their services.	•	Operating Company procedures and forms for engaging third parties
•

Raise a concern whenever you learn of any sign or “red flag” that a colleague, third party or other agent of the Company may be engaged in any attempt to improperly influence a decision of a client or potential client or government official.

		•	Requests to engage third parties or agents without a written contract, or without completing the documentation required by the Company’s due diligence process.	•	Gifts and Entertainment Policy
•	Never record, or allow a colleague to record, a transaction in a way that disguises its true nature, such as booking the cost of entertaining a client as a “consulting fee” or a “training expense.”	•	Client requirements to engage specific third parties.	•	Working with Governments Policy
		•	Client requests for favors, such as job interviews for family members.	•	Contributions Policy
		•	Entertainment or meals that could be seen as lavish or inappropriate.

Question

We are considering the use of a prominent business man as a consultant to help us open up a new market for our services in a particular country. The agent is asking for a budget of a few thousand Euros to ensure that all the proper officials think highly of us. He says this is the way business is done in his country. Should I agree?

Answer

No. It is clear the agent intends to make improper payments that violate the Code and our Improper Payments Policy – and, probably, the law. You cannot allow this to occur, and you cannot turn a blind eye simply because the improper acts would be done by an agent rather than by you or a Company colleague.

Question

I have sent a visa application to an embassy, but it has been there for a long time and I now need to travel to that country. I have been told that the embassy may expedite my application if I pay one of its employees a modest amount. Can I go ahead with such payment?

Answer

No. The payment is to an individual not to the embassy. This is a “facilitating” payment, which is not acceptable under the Code and illegal in almost all of the countries in which we operate. However, if there is an expediting fee that is a standard way the embassy operates, and the fee goes to the embassy, not to an individual employee, it might be acceptable to pay – check with Compliance or Legal.

Question

I have a client in another country whose insurance manager is about to come to my city for three days of business meetings with me and the insurance companies who underwrite the client’s coverages. The manager has asked me to arrange for our Company to organize and pay for a day of sightseeing for him during his trip. Is this something I should discuss with Compliance?

Answer

Yes. Striking the right balance between business meetings and entertainment often requires a careful understanding of the anticorruption laws applicable to our Company. Compliance can assist you in understanding what the limits are so you can plan a client visit that will both enhance the client relationship and comply with the law.

We put clients’ interests first when helping them choose suppliers.

We are often called upon to help clients choose suppliers; some of our most important services involve helping our clients choose insurance and reinsurance carriers and investment service providers for pension and benefit plan assets. We always put our clients’ interests first when helping them choose suppliers of any kind.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Help clients choose suppliers based on the quality of their products and services, and the competitiveness of their prices and other terms and conditions.	•

Any relationship between the Company and a supplier, or between a colleague and a supplier, that could be perceived as a conflict of interest. If any such relationship exists, discuss it with a manager.

				•	Insurance Compensation and Disclosure Policy
•	Help clients choose suppliers who are well qualified and financially responsible, and avoid suppliers who have engaged in unlawful or unethical conduct, or who could damage client reputations.			•	Business Conflicts of Interest Policy
•	Disclose to your manager any actual or potential conflict of interest, or any personal relationship with a prospective supplier, if you are involved in choosing the supplier.			•	Operating Company procedures for choosing insurance and reinsurance carriers
•	Avoid any favor from a supplier or potential supplier, which might create the appearance of personal benefit to you from the choice of supplier.

BUILDING TRUST IN THE
COMPANY

KNOW OUR BUSINESS PARTNERS

We comply with laws governing international trade.

Marsh & McLennan Companies is committed to compliance with trade sanctions, anti-terrorist financing laws, export controls and anti-boycott laws. Among other things, these laws designate specific countries, companies and persons with whom we may not do business. These laws are complex and may apply to different colleagues and different geographies in different ways. Although you are not expected to become an expert in these laws, you must be aware of the possibility that a client, prospect, contractor, supplier or insurance company could be located in a sanctioned country, or could itself be a sanctioned company or person, or could be doing business in or with a sanctioned country, company or person. Your Operating Company has procedures designed to assist you in identifying situations covered by these laws, and you must become familiar with and follow those procedures.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•

Enter all required information into the systems provided by your Operating Company for onboarding, engaging and managing clients, suppliers, subcontractors and third parties, before you begin work on a new matter or engage a new business partner. These systems screen business partners against sanction lists.

		•	Third parties acting on behalf of sanctioned countries, companies or persons.	•	Trade Sanctions Compliance Policy
•

Do not engage in “facilitation” – for example, helping someone else do an act you are not permitted to do yourself. If you are not legally allowed to perform an action yourself, you are also prohibited from helping someone else perform the action, referring the opportunity to someone else, or approving, authorizing or providing advice regarding the action.

		•	Any money or other assets in our Company’s possession in which a sanctioned country, company or person may have an interest.	•	Anti-Money Laundering Policy
•	Seek advice from Compliance or Legal when you find any conflict between the sanctions laws of different countries.

Question

We have a large potential deal with a new client in the energy industry. The client is based in a country that has a reputation for supporting terrorism, and I have been told to wait to sign a contract until we conduct due diligence, according to our procedures. This doesn’t seem to be very business friendly. What should I do?

Answer

It is an essential part of your job to identify and manage the risks associated with the transactions you do. New clients can pose many risks, including the risk of violating international trade sanctions. While it may take more time, in the long run, conducting due diligence in situations like this one is the right way to protect the Company.

Question

One of my clients made a large up-front payment for work. After doing a small fraction of the work, the client cancelled the project and requested the refund be paid to a third party. Could this be related to money laundering? What should I do?

Answer

Over-payments and payments to third parties may be red flags for money laundering. Money laundering involves a series of transactions designed to obscure the source of funds. This arrangement could be designed to have the Company pay a third party the client does not wish to pay directly. Contact your designated Anti Money Laundering Officer, Compliance or Legal before proceeding with the transaction.

We work to prevent money laundering and financial crimes.

Marsh & McLennan Companies is committed to compliance with anti-money laundering laws. Money laundering is conduct designed to conceal the origin or nature of the proceeds of criminal activity. You must follow your Operating Company’s anti-money laundering procedures, including know-your-client procedures, and restrictions on forms of payment. Learn about and keep alert for possible money laundering “red flags.” If a red flag should appear in the course of a transaction, before you go further, speak to your designated Anti-Money Laundering Officer, or with a manager or Compliance or Legal.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Follow your Operating Company’s know-your-client procedures.	•	A client or prospect who:	•	Anti-Money Laundering Policy
•	If you are involved with receiving or handling funds, you must follow your Operating Company procedures relating to acceptable forms of payment. Some forms of payment, such as cash or third party checks, present heightened money laundering risks.	-	has been the subject of financial crime or money laundering allegations;	•	Trade Sanctions Compliance Policy
•	Follow applicable laws on filing suspicious activity reports by notifying a designated Anti-Money Laundering Officer concerning activity that could be a sign of money laundering.	-	has an ownership structure which obscures its true owners;
•	Never tell or “tip off” a client about money laundering suspicions you may have. In some countries “tipping off” is a criminal offense.	-	refuses to properly document a transaction or relationship; or
		-	makes or requests payment in cash, to or from a third party, or to or from a country not related to the transaction.
		•	Transactions that seem to lack a business purpose or consistency with a party’s business strategy.
		•	Duplicate payments or overpayments that are not easily explained as simple mistakes.

We build strong relationships with our suppliers.

Engaging suppliers and subcontractors for the Company who provide superior service on reasonable terms is important to our success.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Choose suppliers and contractors based on the quality of their products and services, and the competitiveness of their prices and other terms and conditions.	•	Any relationship between you and a supplier that could be perceived as a conflict of interest.	•	Suppliers Policy
•	Choose suppliers who are well qualified and financially responsible, and avoid suppliers who have engaged in unlawful or unethical conduct, or who could damage our reputation.	•	Pressures to choose a supplier that does not offer competitive products, services, prices or terms only because it is also a client or prospective client of the Company.	•	Gifts and Entertainment Policy
•	Disclose to your manager any actual or potential conflict of interest, or any personal relationship, with a prospective supplier, if you are involved in choosing the supplier.	•	Supplier practices that could jeopardize our reputation, such as violations of human rights or environmental regulations.	•	Directorships and Other Positions with Outside Organizations Policy
•	Avoid any favor from a supplier or potential supplier which might create the appearance of personal benefit to you from the choice of supplier.				Business Conflicts of Interest Policy
•	Encourage suppliers from diverse backgrounds to compete for our business.

Question

My college roommate was just promoted to vice president at one of our suppliers, and he’s offered to fly me to Monte Carlo for a weekend at his company’s expense to “catch up” and maybe talk about the relationship between our companies. May I accept?

Answer

No. The lavish nature of the entertainment at a minimum creates the appearance of a personal benefit to you, which could be perceived as biasing your judgment in favor of the supplier. Any benefit that creates the appearance of influence violates our Gifts and Entertainment Policy.

MANAGE CONFLICTS OF INTEREST WITH INTEGRITY

We manage business conflicts of interest with fairness and integrity.

Given our broad client base and diverse business offerings, we will face situations where the interests of one client may be in conflict with the interests of another, or even with the interests of the Company itself. We will identify such situations promptly, resolve them with integrity and treat our clients fairly.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Follow your Operating Company’s client-checking procedures by properly entering account opening information into the client management system and updating it as required.	•	Situations where a revenue opportunity for the Company is not in the best interests of a client.	•	Business Conflicts of Interest Policy
•	Identify potential business conflicts of interest promptly.	•	Situations where one client is in litigation with another client.	•
•	Determine an appropriate course of action to manage the conflict. Potential resolutions for a conflict are:	•	Services that could involve one Operating Company investigating, offering an opinion on, or questioning the work of another sister company.	•
-	disclosing the relationships to the relevant parties;
-	obtaining consent from the party at risk;
-	establishing information barriers (ethical walls); or
-	declining the engagement.
Clear the proposed resolution with Compliance.

Question

We’ve been hired to evaluate part of a client’s operations that employs a Marsh & McLennan Companies sister company as a key service provider. Our analysis may need to include an assessment of the work performed by our sister company. What should we do?

Answer

This is a significant conflict of interest. Work with Compliance and those in charge of the client relationship in both Operating Companies to make sure you handle this professionally. At a minimum, you will need to inform the client about the fact that your company and the sister company are both affiliated with Marsh & McLennan Companies.

Question

My wife runs a training consulting firm. Can she submit a proposal to become a vendor of Marsh & McLennan Companies?

Answer

She is welcome to submit a proposal. To be sure to avoid any conflict of interest, you should disclose this relationship to your manager, refer the request to Procurement and refrain from participating in this matter. The most important action with any potential conflict of interest is to disclose it so it can be properly managed.

We are transparent about potential personal conflicts of interest.

Each of us owes a duty of loyalty to the Company and its shareholders. We must avoid or disclose conflicts of interest between the Company and ourselves. We may only accept a directorship or other position with a business or organization outside the Company if it would not impair our ability to fulfill our duties to Marsh & McLennan Companies.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Avoid conflicts of interest whenever possible and, if you find yourself facing a potential conflict of interest, disclose it to your manager, Compliance and Legal.	•	Common conflicts of interest, such as:	•	Directorships and Other Positions with Outside Organizations Policy
•	Do not do any outside work or accept any outside employment, leadership or directorship positions that could harm the Company, such as:	-	Proposing a close friend or relative as a supplier or contractor, without disclosing the relationship;	•	Gifts and Entertainment Policy
-	work for a competitor;	-	Proposing a company in which you have a financial interest as a supplier or contractor, without disclosing the relationship;	•	Suppliers Policy
-	outside work that would interfere with your work for the Company; or	-	Doing work for a supplier or client;	•	Business Conflicts of Interest Policy
-	outside work that could embarrass the Company.	-	Allowing a supplier or contractor to do work for you, whether paid or unpaid;
•	Do not pursue business opportunities for yourself that would be appropriate opportunities for the Company.	-	Receiving gifts, entertainment or other favors from a supplier or contractor that could create the appearance of improper influence.
•

Avoid any investments that are material to you (or greater than 1% of such company’s publicly traded securities) in any company that competes or that does business with the Company without prior written approval of your manager.

We use good judgment when giving or accepting gifts or entertainment.

In the right circumstances, a modest gift may be a thoughtful “thank you,” or a meal may be an appropriate setting for a business discussion that strengthens a client relationship. When not used with care, however, gifts and entertainment may create the appearance of improper influence, violate client standards, and may even be violations of the law.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Do not give or accept any gift or entertainment unless it is legal, reasonable, and free of any intent or understanding or appearance that it will influence a business decision.	•	Situations that could embarrass you or the Company, including entertainment at sexually oriented establishments.	•	Gifts and Entertainment Policy
•	Do not give, promise or offer any gift or entertainment to a government official without pre-approval from Compliance.	•	Client rules or standards that are stricter than normal for their industry.	•	Suppliers Policy
•

Seek guidance from Compliance if you are in doubt concerning any aspect of the Gifts and Entertainment Policy, such as not being sure whether you are dealing with a government official, or not being sure whether a gift or entertainment is legal or reasonable.

		•	Clients that appear to be privately held but are actually considered government entities.	•	Improper Payments Policy
		•	Gifts, favors or entertainment that may be reasonable for a privately owned client but not for a government client.	•	Working with Governments Policy

Question

A supplier invited me to a charitable golf tournament, and my Compliance Officer approved my attendance. At the tournament, I won a set of clubs valued at $2,000 in a door-prize raffle. Is it OK to accept them?

Answer

No. A prize received in a contest or a raffle is a gift. A $2,000 gift is extravagant and accepting it would violate our Gifts and Entertainment Policy.

Question

I’ve developed a close relationship with one of my clients. At holiday time, I’d like to send him a gift basket including a few bottles of good wine. Is this OK?

Answer

Maybe. First check your client’s Code of Conduct. Many of our clients prohibit employees from receiving gifts of value. If it passes the client’s test, review our Gifts and Entertainment Policy. Under our policy, any gift you give must be less than $250 in value, legal, reasonable and free of even the appearance of influence. If you are in doubt on any of these factors, consult Compliance or Legal.

Question

I am aware of a significant new development in our business that I think is going to send the value of the Company’s stock skyward. I know that I can’t buy stock with this information, but I can recommend that my friend invest in our Company, right?

Answer

No, you must not do that. You are correct that you may not trade in Company stock with this information, as it is “material non-public information.” Trading in Company stock while in possession of this type of information is insider trading and against the law. However, you are also forbidden by Company policy and the law from making any recommendations to others to buy or sell Company stock based on this type of information, even if you do not share that information when making the recommendation. Doing so would be considered “tipping” and could subject both you and your friend to civil and criminal penalties.

Question

I have discovered through my work with the Company that one of our clients is planning a partnership with a small publicly traded company. It seems like a great time to invest in the smaller firm, and they’re not one of our clients. May I do so?

Answer

No. You are in possession of “material non-public information” and must not trade on it. If and when the information about the partnership becomes public, you may make the purchase, but not before.

We do not trade on or disclose inside information.

Confidential information may not be used for personal benefit. Each of us is prohibited from trading securities or from “tipping” others to trade securities of Marsh & McLennan Companies or other companies while in possession of material information before it becomes available to ordinary investors. Material information is the kind of information a reasonable investor would consider in deciding whether to buy or sell a security. Material information could relate to the Company, a client or a supplier, and could include: news about financial performance; strategic plans; business initiatives; mergers or acquisitions; litigation; or management changes.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Do not buy or sell securities of Marsh & McLennan Companies or any other company when you have material non-public information about Marsh & McLennan Companies or that company.	•

Requests by friends or family for information about Marsh & McLennan Companies, our clients or any other company with which we do business. Even casual conversations could be viewed as illegal “tipping” of inside information.

				•	Securities Trading by Colleagues Policy
•	Do not communicate material non-public information to any other person.
•	Do not engage in short sales or derivative transactions related to Marsh & McLennan Companies’ securities.
•	Do not trade during “blackout periods” if you have been notified you are subject to such trading restrictions. Contact Legal if you have any questions about whether trading is appropriate.

SAFEGUARD COMPANY ASSETS AND INFORMATION

We use Company assets prudently.

We are entrusted with Company assets and are personally responsible for protecting them and using them with care. Company assets include funds, facilities, equipment, information systems, intellectual property and confidential information.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Use and disclose confidential information only for legitimate business purposes.	•	Sharing of passwords.	•	Acceptable Use of Information Assets Policy
•	Properly label confidential information to indicate how it should be handled, distributed and, when appropriate, discarded.	•	Company assets left unsecured when not in use.	•	Records Retention Policy
•	Protect intellectual property and confidential information by sharing it only with authorized parties.	•	Communications or internet use that could introduce viruses to or breach firewalls of Company information systems.	•
•	Store or communicate Company information only in or through Company information systems.	•	Use of unapproved software.
•	Make only occasional personal use of Company information systems.	•	Discussions of confidential information within earshot of unauthorized persons.
•	Do not use Company equipment or information systems to create, store or send content others might find offensive.	•	Transmissions of confidential information to unattended fax machines or printers.
•	Respect the copyrights, trademarks and license agreements of others when dealing with printed or electronic materials, software or other media content.
•	Avoid any use of Company assets that could harm those assets or cause loss to the Company.

Question

I was attending a meeting with several other Company employees at a hotel. At lunchtime, they all left their laptops in the conference room. I was nervous about it, but I did the same. Was this all right?

Answer

No. The laptops and the information in them are Company assets. The laptops must be protected from loss or theft and the information must be protected from unauthorized disclosure. You and your colleagues should have taken additional steps to protect the laptops, such as locking the conference room or bringing your laptops with you to lunch. This will be a recurring issue when you are out of the office on business. Avoid leaving laptops and other portable equipment in plain sight in unoccupied cars or hotel rooms. If feasible, use a locked compartment in the car or the safe in the hotel room when you cannot bring your laptop with you.

Question

I received a phone call from a person claiming to be a representative of one of our business partners. He asked if I could send him some procedural details for a project I’m working on. What should I do?

Answer

You should confirm that the person requesting the information is who he says he is and that he is authorized under our contract to obtain the information. If you are able to confirm this, make sure that each page of the document is clearly marked as “Confidential” if the document contains non-public Company information.

Question

I occasionally record sales figures early or expenses late. That’s OK, isn’t it? It’s not like I’m making the numbers up.

Answer

Company policy and the law require us to record all transactions truthfully, accurately, and in a timely way. Recording transactions in the wrong time period misrepresents our financial results.

We maintain accurate business records and sound internal controls.

Marsh & McLennan Companies, a publicly traded company, depends on complete and accurate business records to fulfill its responsibilities to shareholders, clients, suppliers, regulators and others. We create business records—including accounting records, travel and entertainment records, emails, memos, presentations and reports—that are complete, fair and accurate, and maintain them in accordance with our system of internal controls.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Create accounting and business records that accurately reflect the truth of the underlying event or transaction.	•

Estimates or assumptions that are reported as facts. If you include estimates or assumptions in business records, ensure that such estimates or assumptions are properly supported by appropriate documentation.

				•	Records Retention Policy
•	Record transactions as prescribed by our system of internal controls.	•	Exaggeration, derogatory language and other expressions that could be taken out of context.
•	Write carefully and clearly in all your business communications, including emails. Write with the understanding that some day they may become public documents.	•	Communications related to your work on blogs or social networking sites. These may be considered business records and subject to the Company’s Records Retention Policy and other requirements.
•	Sign only documents – including contracts – you have reviewed, are authorized to sign and believe are accurate and truthful.	•	Destroying discarding, altering, misfiling, or hiding records – whether in paper or electronic form – subject to a legal hold or similar preservation requirement.
•

Retain, protect and dispose of records according to our Records Retention Policy. Records subject to legal hold notices, document preservation requests or regulatory requirements may be subject to additional protections.

•	Understand and comply with legal hold notices and other document preservation requests.

We communicate honestly and professionally with investors and the public.

We are committed to honest, professional and legal communications to investors and the public. We take care in all our communications, internal or external, formal or informal.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Follow guidelines issued by the Human Resources department concerning access to external electronic forums and social networking sites.	•	Any suggestion you speak for the Company in your personal communications, including in emails, blogs, message boards and social networking sites.	•	Acceptable Use of Information Assets Policy
•	Do not speak to the media on issues involving the Company without prior authorization from your Operating Company’s Media Relations department or Corporate Communications.	•

Temptations to use your Company title or affiliation outside your Company work – such as in charitable or community work – without making clear the use is for identification only and you are not representing the Company.

				•	Media Relations Policy
•	Refer any inquiries from shareholders or financial analysts to Investor Relations.	•	Conversations with reporters who ask you for information about the Company without first consulting with your Operating Company’s Media Relations department or Corporate Communications.
•

Receive approval from your Operating Company’s Media Relations department or your manager before making public speeches, or writing articles for professional journals and other public communication when you are identified with the Company.

•

Get approval from your Operating Company’s Internal Communications department before distributing any communication intended for a broad employee audience. Communications intended for cross-Company distribution require approval from Corporate Communications.

Question

A friend of mine says that I could get into trouble for posting things about the Company on my Facebook page. Only my “friends” see my posts, and I’m not posting anything related to financials, so I don t think it’s an issue. Who’s right?

Answer

Your friend is correct. Facebook is a public site, even if your personal page is not, and information which could affect public perceptions about the Company or the Company’s reputation can be passed quickly and easily from your “friends” to other parties. You should exercise caution when posting to blogs or social networking sites anything that concerns your employment with the Company.

Question

A reporter for the Financial Times contacted me and asked me to elaborate on the Company’s position on a current piece of legislation. My manager and I had just talked about the new law earlier that morning, and I’ve got a pretty good handle on it. Can I answer the reporter’s questions?

Answer

No. All requests from the media should be referred to your Operating Company’s Media Relations department or Corporate Communications - even if you think you know what they will say.

BUILDING TRUST WITH
COMMUNITIES

EXERCISE GOOD CITIZENSHIP

We give back to our communities.

Our Company employs over 50,000 people who live in thousands of communities in more than 100 countries. We are committed to the communities in which we operate and where our colleagues live and work. We demonstrate our corporate social responsibility through charitable contributions, pro bono assistance, employee volunteerism and partnerships with organizations whose programs and services help communities and people at risk. In order to maximize the impact of our charitable efforts, and to make sure the money we spend makes a real difference for the common good, the Company has processes for proposing and approving charitable contributions and solicitations.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Follow the Company’s policies for making charitable contributions. Each contribution must be approved in advance pursuant to your Operating Company’s procedures.	•

Requests from clients to give to charitable causes. These requests must be approved according to Company processes, like all other charitable contributions. If a client asks you to contribute from your own funds, consult a manager or Compliance or Legal.

				•	Corporate Social Responsibility or Marsh & McLennan Companies.
				•	Contributions Policy

Question

A colleague who reports to me runs a small non-profit in addition to her responsibilities for the Company. I’ve noticed she often uses her office phone to make calls concerning her charity. Is that acceptable?

Answer

As a supervisor, you have a number of responsibilities in this situation. First, you should make sure your colleague has had her position with the non-profit approved in accordance with the Company’s policy on Directorships and Other Positions with Outside Organizations. Second, you should speak up if your colleague’s outside responsibilities are interfering with her ability to fulfill her responsibilities to the Company. Third, you should remind your colleague to avoid any suggestion the Company endorses her non-profit. Finally, you should remind your colleague to keep her personal use – including her use for the non-profit – of the Company’s phones or email to a minimum.

We are environmentally responsible.

We recognize our responsibility to conduct business in a way that protects and improves the environment for future generations. We are committed to working with our clients and suppliers to strengthen environmental stewardship and responsibility.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•	Do your part to reduce your use of energy, including turning off your electronic equipment when not in use.	•	Business practices that pose an environmental hazard or unnecessarily use natural resources.	•	Sustainability at Marsh & McLennan Companies
•	Minimize your use of office products by using only what is necessary.
•	Minimize printing and other use of paper.
•	Recycle materials whenever possible.
•	Find opportunities to suggest positive environmental actions or practices to your clients.

Question

I am running for a position on my local town council. I want to send out an email to some of my colleagues about a fundraising event that I am hosting over the weekend. Is this OK?

Answer

No. Although occasional use of email for personal purposes is generally permitted, using any Company property or resources, including email addresses, for political purposes is prohibited.

We act responsibly in the political process.

As a responsible corporate citizen, Marsh & McLennan Companies may engage in political activities. At all times these activities will comply with local and national laws. In the US, the Company has a political action committee (Marsh & McLennan Companies PAC), which may make contributions to US federal candidates, campaigns, political parties or political committees.

	MAKE SURE YOU		WATCH OUT FOR		TO LEARN MORE
•

Receive approval from the CEO of your Operating Company, in consultation with Government Relations, before engaging in political activities on behalf of the Company. In addition, receive approval from the Government Relations Counsel before making any political contributions on behalf of the Company.

		•	Interactions with government officials or regulators that could be seen as lobbying. Any lobbying activities must be discussed in advance with Government Relations.	• •	Working with Governments Policy. Improper Payments Policy
•	Ensure that your personal political views and activities are not viewed as those of the Company.
•	Do not use Company resources or facilities to support your personal political activities.
•	Understand the rules governing contributions to our political action committee. The Company does not require contributions, and any coercion or pressure to contribute is prohibited.

The Code is not an employment contract or a guarantee of future employment. It does not provide any additional rights to any colleague, client, supplier, competitor, shareholder or any other person or entity. The Company may amend the Code from time to time.

© 2011 by Marsh & McLennan Companies, Inc. All rights reserved.

No part of this book may be reproduced in any form without written permission of the copyright owner.

First published in the United States of America
by Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, NY 10036
212 345 5000
www.mmc.com

For more information, go to www.compliance.mmc.com

This book was printed on FSC Certified,
100% post-consumer recycled paper which
was made using wind-generated electricity.

Printed in the USA